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                                                                    Exhibit 21.1

NAME OF SUBSIDIARY                                     JURISDICTION OF INCORPORATION
Dresser-Rand Company                                   New York
Dresser-Rand Canada, Inc.                              Canada
Dresser-Rand Compressor Co., Ltd. Shanghai             PRC
Dresser-Rand Global Services, LLC                      Delaware
Dresser-Rand India Private Limited                     India
Dresser-Rand Italia S.r.l                              Italy
Dresser-Rand LLC                                       Delaware
Dresser-Rand (Nigeria) Ltd.                            Nigeria
Dresser-Rand S.A.                                      France
Dresser-Rand Services, S. de R.L. de C.V.              Mexico
Multiphase Power and Processing
  Technologies, LLC                                    Delaware
Dresser-Rand de Mexico S.A. de C.V.                    Mexico
Dresser-Rand Holding (Delaware) LLC                    Delaware
Dresser-Rand International B.V.                        Netherlands
Dresser-Rand Machinery Repair Belgie N.V.              Belgium
Dresser-Rand Power LLC                                 Delaware
Dresser-Rand Services B.V.                             Netherlands
Dresser-Rand do Brasil, Ltda.                          Brazil
Dresser-Rand Asia Pacific Sdn. Bhd                     Malaysia
Dresser-Rand de Venezuela, S.A.                        Venezuela
Dresser-Rand Japan Ltd.                                Japan
Dresser-Rand Compressor (Suzhou) Ltd.                  PRC
Turbodyne Electric Power Corporation                   Delaware
Dresser-Rand Comercio e Industria Ltda.                Brazil
PT Dresser-Rand Services Indonesia                     Indonesia
Dresser-Rand s.r.o.                                    Czech Republic
Dresser-Rand B.V.                                      Netherlands
Dresser-Rand & Enserv Services Sdn. Bhd.               Malaysia
Dresser-Rand Overseas Sales Company Ltd.               Delaware
Dresser-Rand Sales Company S.A.                        Switzerland
UZ-DR Service Center                                   Uzbekistan
Dresser-Rand Company Ltd.                              UK
Dresser-Rand (U.K.) Ltd.                               UK
Dresser-Rand Services, S.a.r.l                         Switzerland
Dresser-Rand (SEA) Pte. Ltd.                           Singapore
Dresser-Rand S.A. Representative Office (Uzbekistan)   Uzbekistan
D-R Management GmbH                                    Germany
Dresser-Rand Holdings (U.K.) Ltd.                      UK
D-R Holdings (France) S.A.S.                           France
Dresser-Rand S.A. Representative Office (Moscow)       Moscow
D-R Central Service GmbH & Co. KG                      Germany
D-R Holdings (Germany) GmbH                            Germany
Dresser-Rand GmbH                                      Germany
D-R Holdings (Netherlands) B.V.                        Netherlands
D-R Holdings Norway AS                                 Norway
Dresser-Rand AS                                        Norway
Dresser-Rand CIS                                       Moscow
Dresser-Rand Asia Pacific Sdn. Bhd.                    Singapore
Dresser-Rand (SEA) Pte. Ltd.                           Australia
Dresser-Rand Holding Company                           Venezuela